SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

       [ ]Preliminary Proxy Statement   [ ]Confidential, for Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))
       [X]Definitive Proxy Statement
       [ ]Definitive Additional Materials
       [ ]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                               DIRECT INSITE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               DIRECT INSITE CORP.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 17, 2001
                                 ---------------

To our Stockholders:

     An annual meeting of stockholders will be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 on Monday, September 17, 2001 beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1.   Election of four directors.

     2. Ratification of the appointment by the board of directors of Marcum & Kliegman, LLP as our independent certified public accountants for the year ending December 31, 2001.

     3. Ratification and approval of our 2001-A Stock Option/Stock Issuance Plan, as set forth in Exhibit A.

     4.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on August 21, 2001, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about August 22, 2001.

                               By Order of the Board of Directors,

                                        JAMES A. CANNAVINO
                                      Chairman of the Board

Dated:  August 22, 2001
Bohemia, New York


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                               DIRECT INSITE CORP.
                                80 Orville Drive
                             Bohemia, New York 11716

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           Monday, September 17, 2001
                                 ---------------

     Our Annual Meeting of Stockholders will be held on Monday, September 17, 2001 at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                        ABOUT THE MEETING

What is being considered at the meeting?

    You will be voting on the following:
o   election of directors;
o   ratification of the appointment of independent certified public accountants;
o   approval of the 2001-A Stock Option/Stock Issuance Plan.


Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on August 21, 2001. Each share of stock is entitled to one vote.

How do I vote?

    You can vote in two ways:
o   by attending the meeting or
o   by completing, signing and returning the enclosed proxy card.


Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors; FOR the appointment of our company's independent certified public accountants and FOR the 2001-A Stock Option/Stock Issuance Plan.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Manhattan Transfer Registrar Company (631) 585-7341.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors and appointment of auditors, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of August 21, 2001 must be present at the meeting. This is referred to as a quorum. On August 21, 2001, there were 2,110,902 shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the election of directors, appointment of our independent certified public accountants and the 2001-A Stock Option/Stock Issuance Plan. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

                                 STOCK OWNERSHIP

     The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the "Summary Compensation Table," for all executive officers and directors as a group, and, based solely on filings with the Securities and Exchange Commission, except as otherwise indicated, for each holder of more than five percent of our common stock as of August 21, 2001.

                                     Common Stock
                                     Beneficially             % of Outstanding
Name of Beneficial Owner               Owned (4)                  Shares (2)
------------------------             ------------             ----------------
Bo-Tel, LLC (3)                         148,000                    7.01%
James A. Cannavino (1)                  259,502                   12.15
Charles Feld (1)                          9,234                     *
Dr. Dennis J. Murray (1)                 11,629                     *
Carla J. Stovall (1)                     12,069                     *
Warren Wright (1)                        17,000                     *
Anthony Coppola(1)                       61,042                    2.87
George Aronson (1)                       30,200                    1.42

--------
*  Less than 1%

(1) The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York 11716.
(2) Based upon 2,110,902 outstanding shares as of August 21, 2001, plus outstanding options exercisable within 60 days owned by above-named parties.
(3) Includes 21,333 shares of the Company's common stock owned by a party, which has a financial interest in Internet Tracking & Security Ventures LLC. The address of the beneficial holder is: 220 East 42nd Street, New York, New York.
(4) Includes options exercisable within 60 days as follows: James Cannavino - 25,556, Charles Feld - 4,444, Dr. Dennis J. Murray - 4,444, Carla J. Stovall - 4,444, Warren Wright - 1,333, Anthony Coppola -17,450 and George Aronson - 23,333.

                              ELECTION OF DIRECTORS


     Our certificate of incorporation provides for a board of directors consisting of not less than three nor more than seven directors. Our board of directors now consists of four directors as set forth below:

 Name                          Position Held                Director Since
 ----                          -------------
 James A. Cannavino (1)(2)     Chairman of the Board         March, 2000
 Charles Feld (1)(2)           Director                      March, 2000
 Dr. Dennis J. Murray (2)      Director                      March, 2000
 Carla J. Stovall (2)          Director                      April, 2000
------

(1)  Member of the compensation committee
(2)  Member of the audit committee


     Directors will be elected to hold office until the next annual meeting of stockholders or until his successor is chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Directors' Compensation

     Directors who are not our employees receive a fee of $2,500 for each board of directors meeting attended; $1,500 for participation in a telephone board meeting; $5,000 for membership on a committee of the Board and $1,000 for each committee meeting attended.

     During the fiscal year ended December 31, 2000 there were

     o     eleven  meetings of the board of directors
     o     three meetings of the audit committee
     o     one meeting of the compensation committee

     Our audit committee is involved in discussions with our independent public accountants with respect to the quarterly and year-end audited financial statements, our internal accounting controls and the professional services furnished by our independent public accountants. The independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. Our compensation committee recommends compensation including stock options to our officers and employees. See "Compensation Committee Report on Executive Compensation." We have no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the board of directors and the committees on which he or she served.

Principal Occupations of Directors

     The following is a brief account of the business experience for the past five years of our directors:

     James A. Cannavino has been our Chairman of the Board since March 2000. Mr. Cannavino is also Chairman of the Board of Voyant Corp. From March 1998 to the present, Mr. Cannavino has been the Chief Executive Officer and Chairman of the Board of CyberSafe, Inc., a corporation specializing in network security. He was the Chief Executive Officer of Perot Systems Corporation through July 1997, and prior thereto was a Senior Vice President at IBM, responsible for strategy and development. Mr. Cannavino worked over thirty years at IBM beginning in 1964, and, among other accomplishments, led IBM's restructuring of its $7 billion PC business to form the IBM PC Company. He also served on the IBM Corporate Executive Committee and Worldwide Management Council and on the board of IBM's integrated services and solutions company. Mr. Cannavino serves on the boards of National Center for Missing and Exploited Children, Learn2, Verio, Inc., NetWolves Corporation and Marist College.

     Charles Feld (59 years of age) founded the Feld Group in 1992 to offer Fortune 500 and emerging companies the technology leadership they need to transform themselves into category leaders. As CEO and President of the Dallas-based firm, Mr. Feld is associated with an engagement at First Data Resources. His earlier Feld Group engagements include working transformational change as CIO and e-Leader at Delta Air Lines by building the framework to place the airline at the forefront of Global 1000 companies that understand and embrace the new economy. The Delta Technology team received the Smithsonian Award for Technology Excellence in 1998. As CIO of Burlington Northern, Mr. Feld spearheaded the merger of the railroad's technologic systems and organization with those of the Santa Fe Railroad. Before launching The Feld Group in 1992, he was Vice President/CIO at Frito-Lay, Inc., where he played a pivotal role in streamlining the data network and developing the hand-held computer network for Frito-Lay's sales force. His team at Frito-Lay won the Smithsonian Award for Technology Excellence in 1998.

     Dr. Dennis J. Murray (55) has been President of Marist College since 1979. Early in his tenure, he identified the importance of technology in higher education and made it one of the central themes of his administration. He developed an innovative joint study with the IBM Corporation, which resulted in Marist becoming one of the nations most technologically advanced liberal arts colleges. Marist was one of the first colleges or universities in the country to have a fully networked campus, and currently operates on an IBM G5 S/390 system. Dr. Murray has been a strong supporter of the Linux operating system and initiated a Linux Research and Development Center at Marist. Dr. Murray serves on the boards of the Franklin and Eleanor Roosevelt Institute, McCann Foundation, and the Greenway Conservancy for the Hudson River Valley, which oversees the National Heritage Area. He is also the author of two books on nonprofit management, editor of three books on government and public affairs, and co-author of a guide to corporate-sponsored university research in biotechnology.

     Carla J. Stovall (42) has been the Attorney General for the State of Kansas since 1994. Attorney General Stovall also currently serves as President of the National Association of Attorneys General. She is also a member of the board of directors of the American Legacy2 Foundation, the national Center for Missing and Exploited Children, the National Crime Prevention Council and the Council of State Governments. In addition, she is a member of the Board of Governors of the University of Kansas School of Law and a member of the Kansas Children's Cabinet. Attorney General Stovall recently was honored with the Distinguished Service to Kansas' Children Award.

                                   MANAGEMENT

Our Officers

     Our officers are:

                                             Position Held
Name                          Age            With the Company
----                          ---            ----------------
James A. Cannavino            56             Chairman of the Board
Warren Wright                 41             Chief Executive Officer
Anthony Coppola               46             President
George Aronson                52             Chief Financial Officer, Secretary
--------

     Warren Wright was appointed CEO effective December 2000 after serving as a sales and marketing consultant to the Company. Prior to being CEO, Mr. Wright was a marketing consultant based in New York for the previous five years, providing consulting services to several e-commerce and technology companies including Voyant Corp., Direct Media Networks and Laguna Corporation. Prior to consulting, Mr. Wright was Sr. Vice president - Sales and Marketing for King Products, a Canadian based manufacturer of advanced multi-media telecommunication products and software. Mr. Wright was responsible for strategic alliances and the expansion of distribution internationally. Prior to his tenure at King products, Mr. Wright developed and sold a direct media advertising publication and also served as Marketing Manager for Westcan Electrical Manufacturing (a division of Siemens AG).

     Anthony Coppola was appointed President in March, 2000. From January, 1999 until his appointment as President, Mr. Coppola was Executive Vice President in charge of development, marketing and sales of our d.b.Express based telecommunications Electronic Bill Presentment Payment Analysis and Reporting software. Beginning in 1994, Mr. Coppola worked with us in various capacities related to sales and marketing management. His responsibilities included the management and direction of the design and programming for the telecommunications applications, as well as direct involvement with the sales and marketing of our applications and services to IBM and our other Fortune 50 customers. Prior to joining us, Mr. Coppola was President of America Multimedia Corp., a consulting firm active in the development and marketing of industry specific training software.

     George Aronson, CPA, has been the Chief Financial Officer of the Company since August, 1995 and was appointed Secretary in August, 2000. From March, 1989, to August, 1995, he was the Chief Financial Officer of Hayim & Co., an importer/distribution organization.

Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer and each of our other executive officers who earned more than $100,000 for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998. Directors are not contractually compensated for their services, however, the directors elected post the Company's restructure receive various fees for attending meetings and serving on committees.

                           Summary Compensation Table

                                             Annual Compensation
                                        ------------------------------
Name and                        Fiscal                    Other Annual  All Other
Principal Position               Year   Salary    Bonus   Compensation Compensation
------------------              ------  ------    -----   ------------ ------------
James A. Cannavino (1)           2000   $  -      $  -     $  -         $  19,000
Chairman of the Board            1999      -         -        -              -
                                 1998      -         -        -              -

Warren Wright (1)                2000    90,000      -        -              -
Chief Executive Officer          1999    19,500      -        -              -
                                 1998      -         -        -              -

Daniel DelGiorno, Jr. (2)(6)     2000      -         -        -         4,106,720
Chief Executive Officer,         1999      -    1,354,000     -              -
Treasurer, Director              1998      -    1,291,000     -              -

Anthony  Coppola (3)(5)(6)       2000   154,000    95,000     -              -
President                        1999   136,000   418,000     -              -
                                 1998   125,000    98,000     -              -

George Aronson (3)(4)(6)         2000   175,000   500,000     -              -
Chief Financial Officer          1999   170,000   532,000     -              -
                                 1998   157,000   456,000     -              -

All Officers as a Group          2000   419,000   595,000     -         4,125,720
                                 1999   325,500 2,304,000     -              -
                                 1998   282,000 1,845,000     -              -

Footnotes
---------
(1) Mr. Cannavino was the CEO from March, 2000 through November 30, 2000, at which time Mr Wright was appointed.

(2) Mr. D. Del Giorno, Jr., served as CEO until his retirement effective March 14, 2000. Compensation reported includes $1,500,000 in the form of 75,000 shares of Netwolves which was valued at $20 per share at the time of grant.

(3) The Company granted cash bonuses in 1999, to Messrs. Aronson and Coppola in the amounts of $150,000 and $200,000, respectively. Mr. Coppola received $218,000 in the form of the Company's common stock. The remainer of Mr. Aronson's 1999 bonus consists of restricted shares of Softworks common stock.

                                       8

(4) In February 2000, Mr. Aronson received 25,000 shares of NetWolves which was valued at $20 per share at the time of grant.

(5)  Mr. Coppola was appointed President in March, 2000.

(6) Bonuses granted in 1998 for Messrs. DelGiorno, Jr., Aronson and Coppola were in the form of restricted shares of Softworks common stock.


Employment Agreements

     We do not have employment agreements with any of our senior management.

Stock and Compensation Plans

     We have had four stockholder plans.

     Our 1993 Non-Qualified Stock Option Plans for directors, officers, consultants and employees authorized the board of directors to make a one time grant of an unspecified number of shares or options in regard to past services, and to grant annually up to ten percent of the outstanding shares at prices equal to or above market prices and up to an additional ten percent at prices below market. This plan was terminated in conjunction with the adoption of the 1995 Stock Option Plan as approved by our shareholders in 1996. At June 30, 2001, no options had been granted at prices below market under the plan, and an aggregate of 84,683 options were granted with exercise prices at or above market at prices from $75.00 to $694.50, of which approximately 19,210 have been exercised and 65,473 have terminated without exercise. 28,000 of the options previously granted under the plan were repriced to $75.00 per share in 1995, when our market price was $42.00 per share and 16,167 of those options were repriced to $1.50 in 1997, when our market price was $75.00 per share. In 1995, the Chief Executive Officer and President were each granted 2,000 shares and 1,200 options exercisable at $75.00 and 4,000 options exercisable at $225.00 per share, which issuances were approved by stockholders in 1996.

     Under the 1995 Stock Option Plan 58,757 shares and options to purchase 13 shares had been granted and are outstanding under the Plan with exercise prices from $75.00 to $270.00, none of which options have been exercised. As of June 30, 2001, 151,445 options and/or warrants had been granted outside of the Plans, at prices ranging between $37.50 and $694.50 per share, of which 10,829 have been exercised (by non- affiliates) and 140,616 have terminated without exercise. In October, 1998, 148,949 options previously granted to employees were extended to December 31, 2002, and repriced to $30.00 when the market price was $26.25.

     The 2000 Stock Option Plan covers 166,667 shares of common stock. Under the terms of the Plan, options are non-qualified stock options and the exercise price is the fair market value of the Company's common stock on the date of grant. The nature and terms of the options to be granted are to be determined at the time of grant by the compensation committee or the board of directors. The options expire up to ten years from the date of grant, subject to certain restrictions. Options for 129,400 shares of common stock were granted during the calendar year ended December 31, 2000. As of August 20, 2001, options to purchase 166,400 shares of common stock were outstanding under this Plan, at purchase prices ranging from $1.63 to $15.45, including 40,333 options to James

A. Cannavino at prices ranging between $1.63 and $11.25, 5,000 options to Warren Wright at a price of $1.63 per share, 7,600 options to Anthony Coppola at a price of $11.25 per share and 21,667 options to George Aronson at a prices ranging between $1.63 and $11.25.

     The 2001 Stock Option/Stock Issuance Plan covers 330,000 shares of common stock. The Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the Plan are non-qualified stock options and the exercise price is the fair market value of the common stock on the date of grant. Under the stock issuance program, the purchase price per share is fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment of the shares may be made in cash or check payable to the Company or for past services rendered to the Company and all shares of common stock issued thereunder vest upon issuance. Options for 255,000 shares of common stock were granted through June 30, 2001 at an exercise price of $1.63 per share, including 30,000 options to James A. Cannavino, 20,000 options to Warren Wright and 15,000 options to Anthony Coppola. Additionally, stock issuances totaling 29,340 shares were distributed to members of the board of directors, in lieu of cash compensation, as follows: 10,180 to James Cannavino, 4,790 to Charles Feld, 7,185 to Carla Stovall and 7,185 to Dennis Murray. Further, 45,000 shares were distributed to officers of the Company as follows: 30,000 to Anthony Coppola and 15,000 to Warren Wright.

Stock Option Repricing

     As previously reported, we repriced certain outstanding stock options with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an appropriate incentive to these individuals. The following table sets forth certain information concerning the repricing of options within the previous ten years. We have not issued any SARs.

                       Ten-Year Options Repricings (1)(2)

                                                                                               Length of Original
                                                       Market Price of Exercise Price             Option Term
                                  Number of Securities  Stock at Time   at Time of New          Remaining at Date
                                       Underlying       of Repricing    Repricing or   Exercise  of Repricing or
Name                       Date    Repriced or Awarded  or Amendment     Amendment      Price    Amendment (Yrs.)
----                       ----   -------------------- --------------- --------------- -------- ------------------
Daniel DelGiorno, Sr.     6/27/97        4,000             $75.00         $225.00       $1.50          1.5
Daniel DelGiorno, Jr.     6/27/97        4,000              75.00          225.00        1.50          1.5
George Aronson            6/27/97          167              75.00          225.00        1.50          1.5
Daniel DelGiorno, Sr.     5/01/95        3,333              42.00          187.50       75.00          4.0
Daniel DelGiorno, Jr.     5/01/95        3,333              42.00          187.50       75.00          4.0
Daniel DelGiorno, Sr.     8/25/94        3,333             178.05          384.00      187.50          4.7
Daniel DelGiorno, Jr.     8/25/94        3,333             178.05          384.00      187.50          4.7
Daniel DelGiorno, Sr.     10/8/98       17,207              26.25           75.00       30.00          2.2
Daniel DelGiorno, Sr.     10/8/98       27,867              26.25           75.00       30.00          2.2
George Aronson            10/8/98       10,000              26.25           75.00       30.00          2.2

(1)  For discussion regarding the repricing,  see "Compensation Committee Report
     - Stock Option Repricing."
(2) The options pertaining to Messrs. DelGiorno, Sr. and DelGiorno, Jr. have terminated in accordance with applicable plans.

Option/SAR Grants in Last Fiscal Year

     During 2000 option grants were made to the named executive officers set forth in the table below. The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                                   % of Total Options
                      Number of    Granted to Employees                Expiration Hypothetical Value
       Name        Options Granted    in Fiscal Year    Exercise Price    Date       at Grant Date
       ----        --------------- -------------------- -------------- ---------- ------------------
James A. Cannavino     23,333           21.03%               $11.25     5/31/05        $148,000
Warren Wright             667            0.60%                31.35     12/31/01          8,000
Anthony Coppola         7,600            6.85%                11.25     5/31/05          48,000
Anthony Coppola         1,333            1.20%                31.35     12/31/01         17,000
George Aronson          6,667            6.00%                11.25     5/31/05          42,000




Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value
--------------------------------------------------------------------------------

     The following table set forth certain information with respect to stock option exercises by the named executive officers during the fiscal year ended December 31, 2000, and the value of unexercised options held by them at fiscal year-end.

                                                                           Value of Unexercised
                                               Number of Unexercised       In-the-Money Options
                                             Options at Fiscal Year End     at Fiscal Year End
               Shares Acquired     Value     --------------------------  --------------------------
Name             on Exercise     Realized ($) Exercisable Unexercisable  Exercisable  Unexercisable
----           ---------------   -----------  ----------- -------------
James Cannavino         -            -           17,800       15,533         $ -           $ -
Warren Wright           -            -            1,333         -              -             -
Anthony Coppola         -            -           14,917        5,067           -             -
George Aronson          -            -           21,667        5,000           -             -

Footnotes
---------
(1) Market Value of the Company's common stock on December 31, 2000 was $4.65. There were no in-the- money options at year end.

Certain Relationships and Related Transactions

     The former Chief Executive Officer and the former chairman of the board of directors as well as the current Chief Financial Officer of the Company had received advances from time to time, with such advances being payable upon demand and bearing interest at the rate of 7% per annum. In the first quarter of 2000, $1,706,000 of these advances, consisting of $783,000 in cash and 27,345 shares of Company common stock valued at $923,000 had been repaid. The Chief Financial Officer repaid his entire balance and as part of the retirement packages for the former Chief Executive Officer and former Chairman, their combined remaining balance of approximately $116,000 was forgiven and accounted for as income to them.

     During the first quarter of 2000, the newly elected board of directors negotiated / settled the retirement package with the out-going chairman. The retiring chairman of the board of directors received $3,000,000 cash and $328,500 primarily debt forgiveness and life insurance.

     During the first quarter of 2000, the newly elected board of directors negotiated / settled the retirement package with the out-going Chief Executive Officer, wherein the retiring Chief Executive Officer received $2,300,000 cash, 75,000 restricted shares of NetWolves Corporation valued at $20 per share and approximately $306,000 consisting primarily life and health insurance and other assets.

     The Company granted 1,667 shares of common stock, valued at $30.00 per share, to Jack Beige, an outside Director, (who resigned in March 2000) for legal and consulting services provided to the Company. In 2000, the Company also granted 1,333 options with an exercise price of $31.35 per share, which were valued at $17,000 and fully vested at December 31, 2000. Additionally, the Company paid to such director, consulting fees of $52,000.

     In 2000, the Company granted 1,667 shares of common stock (valued at $30.00 per share) for consulting expenditures incurred in connection with the restructuring plan to Agustin Medina, an outside Director (who resigned in March
2000). The Company paid such Director consulting fees of $13,000.

     In 2000, the Company granted to Russell Pellicano, an outside Director (who resigned in March 2000) 1,667 shares of common stock (valued at $30.00 per share) for consulting expenditures incurred in connection with the restructuring plan. In addition, the Company granted 1,333 options with an exercise price of $31.35 for consulting services, which were valued at approximately $21,000, and were fully vested at December 31, 2000.

     In the first quarter 2000, the Company entered into a multi-year agreement with a consultant that is a family member of one of the former officers. Subsequently, the Company incurred a $524,000 restructuring charge for terminating this agreement. At December 31, 2000, approximately $18,000 of this settlement remains unpaid.

     In 2000, the Company's former general counsel received 25,000 shares of NetWolves common stock, valued at $20.00 per share (Note 3), to pay legal fees with respect to the NetWolves transaction and 4,167 shares of the Company's common stock (valued at $30.00 per share) for consulting expenses incurred in connection with the restructuring plan (Note 13). In addition, the general counsel received $1,000,000 of cash compensation as part of a retirement arrangement. In 1999, the Company's general counsel received cash compensation of $689,000, and 75,000 shares of Softworks common stock and 10,000 Company stock options valued at $395,000, for business and financial consulting services rendered. In 1998, the Company's general counsel received cash compensation of $207,000 and 12,000 Company stock options (which were subsequently cancelled) valued at $171,000. Also in 1998 (in addition to the shares of Softworks and Company common stock as discussed in Notes 3 and 10), related entities received 266,000 shares of Softworks common stock, valued at $541,000, for business and financial consulting services rendered.


     The Company has entered into various agreements with S.J. & Associates, Inc. (including its affiliates are collectively referred to as "SJ") for various services that provide for the following compensation:

     o In 2000, the Company issued 8,333 shares (valued at $30.00 per share), for consulting fees related to the creation and execution of the restructuring plan.

     o In 2000, the Company incurred $1,060,000 of consulting expenses with SJ. The consulting expense was paid in the form of $274,000 in cash, 25,000 shares of Company common stock (valued at $30.00 per share) and 10,000 stock options with an exercise price of $11.25 per share, resulting in a charge of approximately $36,000.

     o Commencing in December 1999, SJ was to receive minimum annual compensation pursuant to two agreements aggregating $316,000 per annum. The agreements expire in November 2004; however, one of the agreements was settled as part of the 2000 Restructuring Plan for $1,276,000 (as discussed in Note 13 to the Consolidated Financial Statements).

     o In 1999, the Company entered into an agreement with SJ to provide assistance to the Company in locating, negotiating and ultimately closing a transaction for the sale of the Company's entire remaining holdings of Softworks, the sale of the Company's ComputerCOP technology and related investment in NetWolves Corporation (Note 3 to the Consolidated Financial Statements). The Company agreed to pay SJ 4.0% of the value of the transactions. Accordingly, in the first quarter 2000, SJ earned $2,458,000 with respect to the Softworks transaction and $1,420,000 with respect to the transaction with NetWolves Corporation.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2000, our compensation committee consisted of Messrs. Cannavino and Feld. Neither of these persons were employees during fiscal 2000 nor had any relationship requiring disclosure in this Proxy Statement except that Mr. Cannavino is Chairman of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the compensation committee of the board of directors. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2000 is furnished by the directors who comprised the compensation committee during fiscal 2000.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program generally includes a competitive base salary, bonuses and stock-based compensation.

Base Salary

     Each year the Committee examines the salaries of our officers. The executive officers do not have employment agreements. The Committee provides recommendations for salary levels based on information available about salaries in our industry, inflation and the performance of the individuals. In 2000, no increases in base salary occurred. Cash compensation was awarded to Daniel DelGiorno, Jr. as part of his severance.

Stock and/or Stock Options

     Stock and /or stock options are awarded to executives in order to encourage future management actions aimed at improving our sales efforts, client development and service quality, revenues and ultimately profitability. If we are successful in improving these areas, it is anticipated that these actions will generate a positive impact on the value of our common stock for all stockholders, and the individuals will be given the opportunity to share in the increased value of the results of their efforts. The Committee noted that the grants continued to align management and shareholder interests while also providing meaningful performance incentives to the recipients in conjunction with the realities of the market price of our securities. The Committee and Board believe that these grants are in appropriate amounts in light of the contributions to, and sacrifices made on our behalf, and provide an incentive for management to maximize long-term shareholder value. In 2000, stock options were awarded under the 2000 Stock Option Plan to Anthony Coppola (7,600 options) and George Aronson (6,667 options).

Chief Executive Officer Compensation

     In establishing Chief Executive Officer's compensation level, consideration is given to his individual performance level as well as to factors discussed above for all executive officers. Although the Committee recommended a base salary for Mr. Cannavino, he did not accepted the recommendation, requesting instead that he continue to be compensated through stock or options which directly align his interests and potential rewards with our stockholders. In 2000, 23,333 options were awarded by the board of directors to James A. Cannavino. Warren Wright, who succeeded Mr. Cannavino as Chief Executive Officer in December 2000, received cash compensation and was awarded 667 options under the 2000 Stock Option Plan.

Section 162(m) of the Federal Income Tax Code

     Generally, Section 162(m) denies deduction to any publicly held company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The compensation committee and Board intend that the stock options issued qualify for the performance-based exclusion under Section 162(m).

The compensation committee will continually evaluate to what extent Section 162 will apply to its other compensation programs.

  Respectfully submitted,
  The compensation committee

  Charles Feld
  James A. Cannavino


                             AUDIT COMMITTEE REPORT

     The   audit   committee   has   adopted   a   charter   to  set  forth  its
responsibilities. A copy of the charter is attached as Exhibit "B" to this proxy statement.

     The audit committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     The committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with audit committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The audit committee:   Dr. Dennis J. Murray
                            James A. Cannavino
                            Carla J. Stovall

Independence of Audit Committee

     For the year ended December 31, 2000, our audit committee consisted of Dr. Dennis J. Murray - Chairman, James A. Cannavino, and Carla J. Stovall. Dr. Dennis J. Murray and Carla J. Stovall are independent within the meaning of applicable rules and regulations.

                                PERFORMANCE GRAPH

  The following graph sets forth the cumulative total return to our stockholders during the five year period ended December 31, 2000 as well as an overall stock market index (S & P 500 Index) and our peer group index (S&P Computer Software & Services):


                                                     Cumulative Total Return
                                        ---------------------------------------------------
                                        12/95     12/96    12/97    12/98    12/99    12/00
Direct Insite Corp.                     100.00    20.93    18.60     7.56     7.45     1.44
S & P 500                               100.00   122.96   163.98   210.84   255.22   231.98
S & P Computers (Software & Services)   100.00   155.46   216.56   392.40   725.67   342.87


               PROPOSAL TO APPOINT INDEPENDENT PUBLIC ACCOUNTANTS

General

     The board of directors recommends that the shareholders approve the appointment of Marcum & Kliegman LLP as our company's independent public accountants to examine our financial statements for the fiscal/calendar year ending December 31, 2001.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting. The board of directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent public accountants.


                    PROPOSAL TO ADOPT THE DIRECT INSITE CORP.
                     2001-A STOCK OPTION/STOCK ISSUANCE PLAN

Introduction

     At the meeting, you will be asked to adopt the Direct Insite Corp. 2001-A Stock Option/Stock Issuance Plan (the "2001-A Stock Plan"). The board adopted the 2001-A Stock Plan in August, subject to stockholder approval.

     We believe that our long-term success depends upon our ability to attract and retain qualified directors, officers, employees and consultants and to motivate their best efforts on our behalf. Our directors, officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2001-A Stock Plan. We believe that the 2001-A Stock Plan has been and will continue to be an important part of our compensation of directors, officers, employees and consultants, particularly since as of August 20, 2001, we only have approximately 17,000 shares available for grant under our other existing stock option plans.

     The 2001-A Stock Plan is set forth as Exhibit A to this proxy statement. The principal features of the 2001-A Stock Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2001-A Stock Plan.

Stock Subject to the Plan

     The stock to be offered under the 2001-A Stock Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the Plan shall be non-qualified stock options and the exercise price is the fair market value of the common stock on the date of grant. Under the stock issuance program, the purchase price per share shall be fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment for the shares may be made in cash or check payable to the Company, or for past services rendered to the Company and all shares of common stock issued thereunder shall vest upon issuance. Up to 600,000 shares of common stock may be issuable under the 2001-A Stock Plan. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. As of August 21, 2001, no options or stock had been issued under the 2001-A Stock Plan.

Administration of the Plan

     The 2001-A Stock Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2001-A Stock Plan.

     Subject to the terms of the 2001-A Stock Plan, the board of the committee may determine and designate the individuals who are to be granted stock options or qualify to purchase shares of common stock under the 2001Stock Option Plan, the number of shares to be subject to options or to be purchased and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2001-A Stock Plan and to prescribe, amend and rescind the rules and regulations relating to the 2001-A Stock Plan. The committee may amend or modify any grant in any manner not inconsistent with the terms of the Plan.

Grant of Options

     Our directors, officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2001-A Stock Plan.

     The options granted under the 2001-A Stock Plan are non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The committee must adjust the option price, as well as the number of shares subject to option, in the event of stock splits, stock dividends, recapitalization and certain other events involving a change in our capital.

Exercise of Stock Options

     Stock options granted under the 2001-A Stock Plan shall expire not later than five years from the date of grant.

     Stock options granted under the 2001-A Stock Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code of 1986, as amended, resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him or his permitted transferee and cannot be exercised by him or his permitted transferee unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), an option may be exercised for a period of three months after this termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee or his permitted transferee may exercise such options at any time within twelve months after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment or provision of services (other than for total disability) or (3) within twelve months after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of twelve months from the date of death. In the case of clauses (1) and
(3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Stock Issuance Program

     Shares of Common Stock may, upon request by a participant, be issued at the discretion of the Board or Committee under the stock issuance program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall comply with the terms specified below.

     Purchase Price
     --------------

     a. The purchase price per share shall be fixed by the board of directors or committee but shall not be less than the fair market value per share of common stock on the issue date.

     b. Subject to the provisions of the Plan, shares of common stock may be issued for any of the following items of consideration which the board of directors may deem appropriate in each individual instance:

          (i)  cash or check made payable to the Company, or

          (ii) past  services   rendered  to  the  Company  (or  any  parent  or
               subsidiary).

     Vesting Provisions
     ------------------

     a. Shares of common stock issued under the stock issuance program shall vest at the discretion of the board or committee.

     b. The participant shall have full stockholder rights with respect to any shares of common stock issued to the participant under the stock issuance program. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

Change in Control

     In the event of a "change in control," (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty
(60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the 2001-A Stock Plan, a change in control is defined as

          (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12-month period to serve on the board of directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying change in control under subparagraphs (i),
     (ii) or (iii) of this paragraph, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.


     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers, or more than 10% shareholders are subject to the "short-wing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquainted shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share- for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Recommendation of the Board

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees, directors and consultants by tying their interests to our shareholders' interests.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval by shareholders of the 2001-A Stock Plan. However, even without such approval, the 2001-A Stock Plan will continue in full force and effect.

     Our board of directors recommends a vote FOR approval of the 2001-A Stock Plan.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Marcum & Kliegman LLP acted as our independent public accountants for the fiscal year ended December 31, 2000 and has been selected by the board of directors, upon the recommendation of the audit committee, to continue to act as our independent public accountants for the 2001 fiscal year.

     A representative of Marcum & Kliegman LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2000, including our Form 10-K, as amended, for said period, and our Quarterly Report on Form 10-Q for the six month period ended June 30, 2001, has been provided to all stockholders as of the Record Date. Stockholders are referred to the reports for financial and other information about us, but such reports are not incorporated in this proxy statement and are not a part of the proxy soliciting material.

                           FORWARD LOOKING STATEMENTS

     All statements other than statements of historical fact included in this proxy statement are forward- looking statements. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to us or our management, as well as assumptions made by and information currently available to our management, identify forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to , the effect of business and economic conditions; the impact of competitive products and pricing; and capacity and supply constraints or difficulties. Such statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.


                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the board of directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     We must receive stockholder proposals with respect to our next annual meeting of stockholders no later than April 1, 2002 to be considered for inclusion in our next Proxy Statement.


                               By Order of the Board of Directors,

                                       JAMES A. CANNAVINO
                                      Chairman of the Board

Dated:   August 22, 2001
Bohemia, New York

                                                                       Exhibit A

          DIRECT INSITE CORP., 2001-A STOCK OPTION/STOCK ISSUANCE PLAN
          ------------------------------------------------------------

                              I. GENERAL PROVISIONS
                              ---------------------

A.  PURPOSE OF THE PLAN
    -------------------

     This 2001-A Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Direct Insite Corp., a Delaware corporation ("Corporation"), by providing eligible persons in the employ or service of the Corporation or its affiliates with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

     Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the attached Appendix.

B.  STRUCTURE OF THE PLAN
    ---------------------

     The Plan shall be divided into two (2) separate equity programs:

     (i) the Option Grant Program under which eligible persons ("Optionees") may, at the discretion of the Board, be granted options to purchase shares of Common Stock; and

     (ii) the Stock Issuance Program under which eligible persons ("Participants") may, at the discretion of the Board, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

     The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

C.  ADMINISTRATION OF THE PLAN
    --------------------------

     The Plan shall be administered by the Corporation's Board of Directors ("Board"), or in the discretion of the Board, a committee consisting of no less than two Non-Employee Directors or persons meeting such other requirements as may be imposed by Rule 16(b) under the 1934 Act ("Committee").

     The Board or Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

D.  ELIGIBILITY
    -----------

     The persons eligible to participate in the Plan are:

o    Employees;

o non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

o consultants and other independent advisors who provide services to the Corporation, or any parent or subsidiary of the Corporation.

     The Board or Committee shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, described in Article Two below, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, described in Article Three, which eligible persons are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

     The Board or Committee shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to issue stock in accordance with the Stock Issuance Program.

E.  STOCK SUBJECT TO THE PLAN
    -------------------------

     The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan is 600,000 shares.

     Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full, or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

     If there is any change to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

                            II. OPTION GRANT PROGRAM
                                --------------------
    A.  OPTION TERMS
        ------------

     Each option shall be evidenced by one or more documents in the form approved by the Board, and which shall be subject to the provisions of the Plan.

     1.   Exercise Price.

          a. The exercise price per share shall be fixed by the Board in accordance with the following provisions:

               (i) The exercise price per share shall not be less than the Fair Market Value per share of Common Stock on the option grant date.

               (ii) If the  Optionee  is a 10%  Stockholder,  then the  exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date for Incentive Options.

          b. The exercise price is payable in cash or check made payable to the Corporation upon exercise of the option, subject to the provisions of Section I of Article Four and the documents evidencing the option. If the Common Stock is registered under
               Section 12 of the Securities Exchange Act of 1934, as amended ("34 Act") at the time the option is exercised, then the exercise price may also be paid as follows:

               (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (ii) to the  extent the option is  exercised  for vested  shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (x) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (y) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent the foregoing sale and remittance procedure is used, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     2. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Board or Committee and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of five (5) years measured from the option grant date.

     3.   Effect of Termination of Service.

          a. The following provisions shall govern the exercise of any vested option held by the Optionee at the time of cessation of Optionee's employment or rendering of services to the Corporation (collectively "Service") or death:

               (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each option held by such Optionee to the extent exercisable on the date of such termination.

               (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee to the extent exercisable on the date of such termination.

               (iii)If the Optionee  dies while holding an  outstanding  option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option to the extent exercisable on the date of such termination.

               (iv) Under no  circumstances,  however,  shall any such option be exercisable after the specified expiration of the option term.

               (v) All vested options shall terminate upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term.


          b. The Board or Committee shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as it shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the  option to be  exercised,  during the  applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     4. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person exercise the option, pays the exercise price and becomes the recordholder of the purchased shares.

     5. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or, following the Optionee's death, by the laws of descent and distribution.

B.  CORPORATE TRANSACTION
    ---------------------

     1. All unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the Corporation is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board or Committee at the time of the option grant.

     2. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     3. The Board or Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the

Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction.

     4. The Board or Committee shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of the Optionee's involuntary dismissal or discharge by the Corporation for reasons other than misconduct ("Involuntary Termination") within a designated period (not to exceed one year) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term.

     5. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000.00) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     6. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           III. STOCK ISSUANCE PROGRAM
                                ----------------------

    A.  STOCK ISSUANCE TERMS
        --------------------

     Shares of Common Stock may, upon request by a Participant, be issued at the discretion of the Board or Committee under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall comply with the terms specified below.

     1. Purchase Price.

     a. The purchase price per share shall be fixed by the Board or Committee but shall not be less than the Fair Market Value per share of Common Stock on the issue date.

     b. Subject to the provisions of Section A of Article IV, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Board may deem appropriate in each individual instance:

          (i)  cash or check made payable to the Corporation, or

          (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

    2.   Vesting Provisions.

          a. Shares of Common Stock issued under the Stock Issuance Program shall vest at the discretion of the Board of Directors or Committee.

          b. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.


                                IV. MISCELLANEOUS
                                    -------------

    A.  FINANCING
        ---------

     The Board or Committee may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Board in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.  ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.
    ------------------------------------------------------------

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of common stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to options shall, to the extent deemed appropriate by the committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of common stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of common stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a change of control, at the option of the board of directors or committee, (a) all options outstanding on the date of such change of control shall, for a period of sixty days following such change of control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty days after such change of control any option or portion of any option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value

(on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares under the option.

C.  EFFECTIVE DATE AND TERM OF PLAN
    -------------------------------

     1. The Plan shall become effective on September 17, 2001, provided that no Incentive Options may be granted unless the Plan is first approved by the Corporation's stockholders. The Board may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

     2. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

D.  AMENDMENT OF THE PLAN
    ---------------------

     The Board or Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

E.  WITHHOLDING
    -----------

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance of shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

F.  REGULATORY APPROVALS
    --------------------

     The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's obtaining all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

G.  NO EMPLOYMENT OR SERVICE RIGHTS
    -------------------------------

    Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX
                                    --------

The following definitions shall be in effect under the Plan:

Board shall mean the Corporation's Board of Directors.

Change of Control shall mean:

          (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12-month period to serve on the board of directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying change in control under subparagraphs (i),
     (ii) or (iii) of this paragraph (b), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock shall mean the Corporation's common stock, $.0001 par value.

Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or  consolidation  in which  securities  possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

Corporation shall mean Direct Insite Corp., a Delaware corporation.

Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Eligibility.  Incentive Options may only be granted to Employees.

Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Exercise Date shall mean the date on which the option shall have been exercised.

Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

Incentive  Option shall mean an option which satisfies the  requirements of Code
Section 422.

Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Non-Employee Director shall have the meaning provided under Rule 16(b) or any successor rule under the 1934 Act.

Non-Statutory   Option  shall  mean  an  option  not  intended  to  satisfy  the requirements of Code Section 422.

Option Agreement shall mean the option agreement issued pursuant to the Grant Notice.

Option Shares shall mean the number of shares of Common Stock subject to the option.

Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

Plan shall mean the Corporation's 200l-A Stock Option/Stock Issuance Plan.

Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Purchase Agreement shall mean the stock purchase agreement pursuant to the Grant Notice.

Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Vesting Commencement Date shall mean the date on which the Option Shares commences to vest as specified in the Grant Notice.

Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

                                                                       Exhibit B

                               DIRECT INSITE CORP.

                         CHARTER OF THE AUDIT COMMITTEE
                         ------------------------------

I. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     o Provide an avenue of communication among the independent auditors, o management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director (as such is defined by Nasdaq rules), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background resulting in the individual's financial sophistication.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

 Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss the following items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61:

     (a) the auditor's responsibilities in accordance with generally accepted accounting standards;

     (b) the initial selection of and changes in significant accounting policies or their application;

     (c)  managements' judgments and accounting estimates;

     (d)  significant audit adjustments;

     (e)  other   information   in  documents   containing   audited   financial
          statements, such as the MD&A ;

     (f)  disagreements with management;

     (g)  consultation with other accountants;

     (h)  major issues discussed with management prior to retention;

     (i)  difficulties encountered in performing the audit; and

     (j) the auditor's judgments about the quality of the Company's accounting principles.

 Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence.

8. Review the independent auditors audit plan and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including the matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards 61, as then in effect.

10.  Consider  the  independent   auditors'  judgments  about  the  quality  and
     appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

11. Review the budget, plan, activities, and qualifications of the internal audit department, as needed.

12. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

13. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                               DIRECT INSITE CORP.

                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                               SEPTEMBER 17, 2001

     The undersigned hereby appoints JAMES CANNAVINO and CARLA J. STOVALL, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in DIRECT INSITE CORP., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on September 17, 2001 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR EACH OF THE OTHER PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE

     The Board of Directors recommends a vote FOR the election of directors.

1.   Election of the following nominees, as set forth in the proxy statement:

 NOMINEES:
    James A. Cannavino, Charles Feld, Dr. Dennis J. Murray, Carla J. Stovall

 [   ]  FOR all nominees listed above    [   ] WITHHOLD authority to vote

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

--------------------------------------------------------------------------------

 The Board of Directors recommends a vote FOR the following proposals:

2. Ratification of the appointment by the Board of Directors of Marcum & Kliegman, LLP as the Company's independent certified public accountants for the year ending December 31, 2001.

      FOR  [    ]         AGAINST  [    ]          ABSTAIN   [    ]


3. Approval of the Company's 2001-A Stock Option/Stock Issuance Plan, as set forth in the Proxy Statement.

      FOR  [    ]         AGAINST  [    ]          ABSTAIN   [    ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

 SIGNATURE(S)___________________________   ____________________________

 DATED:   _____________ , 2001